UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 29, 2003


                               EP MedSystems, Inc.
        (Exact name of small business issuer as specified in its charter)


                          New Jersey 0-28260 22-3212190
             (State or other jurisdiction (Commission (IRS Employer
               of incorporation) File Number) Identification No.)

                           575 Route 73 N. Building D
                          West Berlin, New Jersey 08091
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (856) 753-8533


                                 Not Applicable
          (Former name or former address, if changed since last report)




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         Item 5. Other Events and Regulation FD Disclosure.

     On December 29, 2003, EP MedSystems, Inc. announced the private placement of 3,200,000 shares of common stock to selected institutional and other accredited investors for an aggregate purchase price of approximately $8.2 million. EP MedSystems, Inc. intends to use the net proceeds from this private placement for general corporate purposes, including retiring of certain debt obligations of the Company.

     The shares of common stock have not been registered under the Securities Act of 1933, as amended, and may not be subsequently offered or sold by the investors in the United States absent registration or an applicable exemption from the registration requirements. EP MedSystems, Inc. has agreed to file a registration statement covering resales of the common stock by investors.

     A copy of EP MedSystems' press release announcing the completion of the private placement is attached as Exhibit 99.1 hereto and is incorporated by reference into this report.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits.

                  99.1     Press Release, dated December 29, 2003.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              EP MEDSYSTEMS, INC.



Date: December 29, 2003                       BY: /S/ MATTHEW C. HILL
                                              Matthew C. Hill
                                              Chief Financial Officer
                                              (Principal Financial Officer)


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99.1 Press release dated December 29, 2003


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EXHIBIT NO.
99.1